UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2023

Alpine Auto Brokers Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-206804	38-3970138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Reeves Road, Pakuranga 2010, New Zealand

(Address of principal executive offices (zip code))

+61 405223877

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 14, 2023, the Company terminated its engagement with BF Borgers CPA PC (“BFB”), the Registrant’s prior independent registered public accounting firm, and thereafter provided BFB with its disclosures in this registration statement on Form S-1/A disclosing the termination of the engagement of BFB and requested in writing that BFB furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. BFB’s response is filed as an exhibit to this Form 8-K.

The auditor reports by BFB contained in the financial statements of the Company for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the Company’s ability to continue as a going concern. There had been no disagreements with BFB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2022 and 2021, nor in the subsequent periods through March 31, 2023.

On April 1, 2023, the Board of Directors of the Company engaged Shandong Haoxin CPA Co., Ltd. (“HSCC”) as its independent accountant to provide auditing services for going forward for the Company. The Company has terminated the engagement of BFB. The decision to hire HSCC was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter dated October 16, 2023 from BF Borgers CPA PC

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPINE AUTO BROKERS INC.

Date: October 16, 2023	/s/ Yufeng Zhang
	By:	Yufeng Zhang, Chief Executive Officer

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